EXHIBIT 10.2

      LETTER OF INTENT

This Letter of Intent made and entered into the 30th day of April, 2004, by and between Golden Hand Resources Inc., (the "Corporation"), Ramot at Tel Aviv University Ltd., a company organized under the Laws of the State of Israel, with offices located at 32 H. Levanon, Tel Aviv, Israel ("Ramot").

                                    RECITALS

      Ramot is the owner of certain technology relating to stem cells which has been developed by Professor Eldad Melamed ("Melamed"), Dr. Danny Offen ("Offen") and Yossef Levy ("Levy") at the Felsenstein Medical Research Center of Tel Aviv University (the "Technology").

      The Corporation is a corporation whose shares are publicly traded. The Corporation wishes to obtain a license with respect to the Technology pursuant to a research and license agreement between it and Ramot.

      TERMS

      1. The Corporation confirms that it intends, on a best efforts basis, to raise certain capital in order to pursue the goals of the Corporation in connection with the licensed Technology under such terms and conditions as the Board of Directors of the Corporation shall determine at that time.

      2. The undersigned parties will enter into good faith negotiations in an effort to agree upon the specific terms of a research and license agreement with respect to the Technology (the "Research and License Agreement"). It is the intention of the Corporation to further develop and commercialize the Technology pursuant to the terms to be agreed upon in the Research and License Agreement.

      3. As part of the consideration for the license to be granted under the Research and License Agreement, Ramot, Melamed, Offen and Levy will receive warrants to purchase shares of the Corporation's common stock, pursuant to such terms and conditions as shall be negotiated between the parties.

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      NON-BINDING EFFECT

      1. This agreement, except for paragraphs 2 and 3 below, is a non-binding Letter of Intent and shall not constitute a binding agreement until formal documentation is executed between the parties. However, it is the intention of the parties to negotiate in good faith the terms and conditions set forth herein.

      2. Ramot agrees that during the period of this Letter of Intent, they will not negotiate with other parties relating to the matters set forth herein.

      3. The agreement set forth in this Letter of Intent shall remain in existence for a period of one hundred and twenty (120) days from the date hereof.

                                            GOLDEN HAND RESOURCES, INC.


                                            By: /s/ Irit Arbel
                                                --------------------------------
                                            Name:  Irit Arbel
                                            Title:  President

                                            RAMOT, AT TEL AVIV UNIVERSITY LTD.


                                            By: /s/ Isaac T. Kohlberg
                                                --------------------------------
                                            Name:  Isaac T. Kohlberg
                                            Title:   CEO